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                                                                  EXHIBIT 4.3.24


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THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE
NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE
SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.
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WARRANT NO.____                                             TO PURCHASE ________
                                                          SHARES OF COMMON STOCK
                                                              ($0.001 PAR VALUE)

                      CLASS "AI" WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                                  PROBEX CORP.
                            (A DELAWARE CORPORATION)

                        PURCHASE PRICE PER SHARE: $1.719

EXPIRATION DATE: 5:00 P.M., DALLAS, TEXAS TIME, ON FEBRUARY 12, 2006

         THIS CERTIFIES that, for value received,

is the registered owner and is entitled, subject to the terms and conditions of this Warrant, until the Expiration Date, to purchase the number of shares of common stock, $0.001 par value (the "Common Stock"), of Probex Corp. (the "Corporation") set forth above from the Corporation at the purchase price set forth above. The number of shares of Common Stock which may be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

1. EXERCISE OF WARRANT. Subject to the provisions hereof, this Warrant may be exercised in whole or in part until the Expiration Date, by delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check made payable to the order of the Corporation) for each share purchased.

2. CORPORATION'S COVENANTS AS TO COMMON STOCK. Shares deliverable upon the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants.

3. REDUCTION IN WARRANT. If the Secured Promissory Note, dated as of February ___, 2001, by and between the Corporation and _______________, is repaid (i) on or prior to May 1, 2001, then the


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Class "____" Warrant No. ___
Page 2

aggregate number of shares of Common Stock purchasable hereunder shall be reduced to seven-ninths (7/9) of the shares of Common Stock specified on the face of this Warrant, or (ii) on or prior to June 1, 2001, then the aggregate number of shares of Common Stock purchasable hereunder shall be reduced to eight-ninths (8/9) of the shares of Common Stock specified on the face of this Warrant.

4. METHOD OF EXERCISE; FRACTIONAL SHARES. The purchase rights represented by this Warrant are exercisable at the option of the registered owner in whole at any time, or in part, from time to time, within the period specified above; provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Corporation shall either (1) pay therefor cash equal to the same fraction of the then current Warrant purchase price per share or, at its option, (2) issue scrip for the fraction, in registered or bearer form approved by the board of directors of the Corporation, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the board of directors and specified in the scrip. In case of the exercise of this Warrant for less than all the shares purchasable, the Corporation shall cancel this Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

5. ADJUSTMENT OF EXERCISE PRICE. If on or prior to June 1, 2003, the Corporation shall (i) issue, (ii) enter into any binding agreement to issue, or (iii) commence any public or private offering for the issuance of, shares of Common Stock, warrants to purchase shares of Common Stock or debt or equity securities which are convertible into shares of Common Stock, in an aggregate amount of at least 100,000 shares of Common Stock (excluding any options to purchase Common Stock issued pursuant to any employee stock option plan of the Corporation), and the issuance, exercise or conversion price (the "Issuance Price") of such Common Stock is less than $1.719 per share, then the exercise price per share pursuant to this Warrant shall be adjusted (and the Corporation shall, after occurrence of any event requiring such adjustment, notify the holder of this Warrant of the adjustment) so that the exercise price shall be equal to the Issuance Price. For purposes of this section, a public or private offering shall be deemed to have commenced if the there is substantial agreement as to the material terms of such offering.

6. REDEMPTION. The Corporation has no redemption rights pursuant to this Warrant.

7. LIMITED RIGHTS OF OWNER. This Warrant does not entitle the owner to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights expressed herein. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

8. EXCHANGE FOR OTHER DENOMINATIONS. This Warrant is exchangeable, on its surrender by the registered owner to the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the registered owner at the time of surrender.

9. TRANSFER. Except as otherwise provided, this Warrant is transferable only on the books of the Corporation by the registered owner in person or by attorney, on surrender of this Warrant, properly endorsed. However, because this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, this Warrant may not be sold or transferred in the absence of an effective registration of it under such Act and all other applicable securities laws or an opinion of counsel acceptable to the Corporation or its representatives that such sale or transfer would not violate applicable securities laws or regulations. Any Common Stock purchased upon exercise of this Warrant shall also be subject to the same restrictions on transfer and will contain the same or similar transfer legend found on the face of this Warrant.


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Class "____" Warrant No. ___
Page 3

10. REGISTRATION RIGHTS.

         (1) Each time that the Corporation proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money either for its own account or on behalf of any other security holder ("Proposed Registration"), other than pursuant to a registration statement on Form S-4, S-8 or any successor thereto, the Corporation shall promptly give written notice of such Proposed Registration to the holder hereof and shall offer such holder hereof the right to request inclusion of the shares issued or issuable upon the exercise of this Warrant in the Proposed Registration.

         (2) The holder hereof shall have ten (10) days from the receipt of such notice to deliver to the Corporation a written request specifying the number of shares such holder hereof intends to sell and the holder's intended method of disposition.

         (3) In the event that the Proposed Registration by the Corporation is, in whole or in part, an underwritten public offering, the Corporation shall so advise the holder hereof as part of the written notice given pursuant to Section 10(1), and any request under Section 10(2) must specify that the shares of Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

         (4) Upon receipt of a written request pursuant to Section 10(2), the Corporation shall promptly use its commercially reasonable efforts to cause all such shares of Common Stock held by the holder hereof to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

         (5) In the event that the offering is to be an underwritten offering, the holder hereof proposing to distribute its shares of Common Stock through such underwritten offering agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Corporation.

         (6) Notwithstanding the foregoing, if in its good faith judgment, the managing underwriter determines and advises in writing that the inclusion of all shares of Common Stock issued or issuable with respect to this Warrant proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holder hereof, would interfere with the successful marketing of such securities, then the number of such shares to be included in such underwritten public offering shall be reduced, on a pro-rata basis (except only those shares held by holders that have the benefit of any priority rights previously granted such holders), based upon the number of shares held by each holder, including the holder hereof; provided that, in connection with any such public offering, if the managing underwriter reasonably and in good faith recommends, which recommendation and supporting reasoning shall be delivered in writing to the holders, that no amount of shares, including shares held by the holder hereof, should be included in the underwritten public offering, then the Corporation shall not be required to include any such shares in such public offering.

11. RECOGNITION OF REGISTERED OWNER. Prior to due presentment for registration of transfer of this Warrant, the Corporation may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.


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Class "____" Warrant No. ___
Page 4

12. EFFECT OF STOCK SPLIT, ETC. If the Corporation, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

         (1) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

         (2) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent).

13. EFFECT OF MERGER, ETC. If the Corporation consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonable may be, to any securities or other consideration so deliverable on exercise of this Warrant. The Corporation shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Corporation) assumes the obligations of this Section 13 by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Corporation. A sale or lease of all or substantially all the assets of the Corporation for consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

14. NOTICE OF ADJUSTMENT. On the happening of an event requiring an adjustment of the Warrant purchase price or shares purchasable hereunder, the Corporation shall forthwith give written notice to the registered owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The board of directors of the Corporation, acting in good faith, shall determine the calculation. Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable as were expressed in the Warrant when initially issued; provided, however, the Corporation may, in its sole discretion, request the holder of this Warrant to exchange this Warrant for a warrant of like tenor reflecting such adjustment or change in provided for in this Warrant, and the holder of this Warrant agrees to cooperate with the Corporation to effect such exchange.

15. NOTICE AND EFFECT OF DISSOLUTION, ETC. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (other than in connection with a consolidation or merger covered by Section 13 above) is at any time proposed, the Corporation shall give at least 10 days written notice to the registered owner prior to the record date as of which holders of Common Stock will be entitled to receive distributions as a result of the proposed transaction. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

16. METHOD OF GIVING NOTICE; EXTENT REQUIRED. Notices shall be given by first class mail, postage prepaid, addressed to the registered owner at the address of the owner appearing in the records of the Corporation. No notice to warrant holders is required except as specified in Sections 5, 10, 14 and 15.


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Class "____" Warrant No. ___
Page 5

17. ACCESS TO INFORMATION. The Corporation will provide an opportunity to any registered owner of this Warrant to ask questions of management of the Corporation and to obtain information to the extent the Corporation has made such information publicly available prior to any exercise of the owner's rights to purchase Common Stock under this Warrant. Requests for information and any other questions concerning the business and affairs of the Corporation should be directed to the Vice President of Investor Relations of the Corporation at its main OFFICES.


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Class "____" Warrant No. ___
Page 6

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed and delivered by its duly authorized officer as of the ____ day of February, 2001.



                                        PROBEX CORP.



                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


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Class "____" Warrant No. ___
Page 7

                                  TRANSFER FORM



         For value received, the undersigned hereby sells, assigns, and transfers to

Name
     -----------------------------------------

Address
        --------------------------------------

this Warrant and irrevocably appoints ______________________ attorney (with full power of substitution) to transfer this Warrant on the books of the Corporation.

Date:

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                                ------------------------------------------------
                                (Please sign exactly as name appears on Warrant)

                                Taxpayer ID No.
                                                --------------------------------

In the presence of                     Signature guaranteed by

-----------------------------------    -----------------------------------------


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Class "____" Warrant No. ___
Page 8

                                  EXERCISE FORM

         The undersigned hereby: (1) irrevocably subscribes for ________________ shares of your Common Stock pursuant to this Warrant, and encloses payment of $____________________ therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:

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                                ------------------------------------------------
                                (Please sign exactly as name appears on Warrant)

                                Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                Taxpayer ID No.
                                                --------------------------------